Exhibit 99.1

FOR IMMEDIATE RELEASE

Syneos Health Reports First Quarter 2023 Results

•	Revenue for the first quarter of $1,356.8 million increased 1.5% on a reported basis and increased 2.4% on a constant currency basis year-over-year.

•	Clinical Solutions net new business awards and book-to-bill ratios:

•

Including reimbursable out-of-pocket expenses, $713.6 million for the first quarter, a year-over-year decline of 42.5% and a book-to-bill ratio of 0.70x, and $2,313.3 million for the trailing twelve months, a year-over-year decline of 47.3% and a book-to-bill ratio of 0.57x.

•

Excluding reimbursable out-of-pocket expenses, $529.1 million for the first quarter, a year-over-year decline of 42.0% and a book-to-bill ratio of 0.78x, and $1,764.9 million for the trailing twelve months, a year-over-year decline of 52.9% and a book-to-bill ratio of 0.63x.

•	Commercial Solutions net new business awards and book-to-bill ratios:

•

Including reimbursable out-of-pocket expenses, $369.6 million for the first quarter, year-over-year growth of 0.8% and a book-to-bill ratio of 1.08x, and $1,385.0 million for the trailing twelve months, a year-over-year decline of 1.0% and a book-to-bill ratio of 1.03x.

•

Excluding reimbursable out-of-pocket expenses, $289.5 million for the first quarter, a year-over-year decline of 10.4% and a book-to-bill ratio of 1.06x, and $1,146.6 million for the trailing twelve months, a year-over-year decline of 6.7% and a book-to-bill ratio of 1.03x.

•	Ending backlog:

•	Including reimbursable out-of-pocket expenses, a year-over-year decline of 16.7% in Clinical Solutions and a year-over-year decline of 0.7% in Deployment Solutions as of March 31, 2023.

•	Excluding reimbursable out-of-pocket expenses, a year-over-year decline of 15.1% in Clinical Solutions and a year-over-year decline of 1.3% in Deployment Solutions as of March 31, 2023.

•	GAAP net loss of $72.1 million for the three months ended March 31, 2023.

•	Adjusted EBITDA of $151.1 million for the three months ended March 31, 2023.

•	GAAP diluted loss per share of $0.70 for the three months ended March 31, 2023.

•	Adjusted diluted earnings per share of $0.75 for the three months ended March 31, 2023.

MORRISVILLE, N.C. – May 10, 2023 – Syneos Health (Nasdaq:SYNH), a leading fully integrated biopharmaceutical solutions organization, today reported financial results for the three months ended March 31, 2023.

“I’m encouraged by our first quarter results and the progress on the recovery plan for Clinical awards compared to the fourth quarter. Our enhanced operating model and differentiated strategy continue to receive positive feedback from customers,” said Michelle Keefe, CEO, Syneos Health. “We remain focused on our strategic long-term growth priorities, driven by our relentless customer focus and accelerated investments in our transformation and profitability initiatives. Anchored by new collaborations with Microsoft and KX, our technology investments are enabling us to deploy “fit for purpose” solutions specific to each customer’s needs.”

Please refer to the “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” included in this press release and accompanying tables for important disclosures about non-GAAP measures and a reconciliation of these measures to the nearest GAAP measures.

First Quarter 2023 Results

Revenue of $1,356.8 million increased 1.5% on a reported basis and increased 2.4% on a constant currency basis for the three months ended March 31, 2023, compared to the same period in the prior year. Clinical Solutions revenue decreased 0.5% on a reported basis and increased 0.2% on a constant currency basis to $1,013.7 million. Commercial Solutions revenue increased 7.9% on a reported basis and 9.4% on a constant currency basis to $343.1 million.

GAAP net loss for the three months ended March 31, 2023 was $72.1 million, resulting in diluted loss per share of $0.70, compared to GAAP net income of $46.2 million, or diluted earnings per share of $0.44, for the three months ended March 31, 2022. Adjusted net income for the three months ended March 31, 2023 was $77.8 million, resulting in adjusted diluted earnings per share of $0.75, compared to adjusted net income of $105.0 million, or adjusted diluted earnings per share of $1.01, for the three months ended March 31, 2022.

Adjusted EBITDA for the three months ended March 31, 2023 was $151.1 million.

Net New Business Awards and Backlog

Net new business awards and book-to-bill ratios for the three and twelve months ended March 31, 2023 were as follows (dollars in millions):

	Three Months Ended March 31, 2023		Twelve Months Ended March 31, 2023
	Net New Business Awards	Book-to-Bill Ratio	Net New Business Awards	Book-to-Bill Ratio
Including reimbursable out-of-pocket expenses:
Clinical Solutions	$713.6	0.70x	$2,313.3	0.57x
Commercial Solutions	369.6	1.08x	1,385.0	1.03x

Total	$1,083.2	0.80x	$3,698.3	0.68x
Excluding reimbursable out-of-pocket expenses:
Clinical Solutions	$529.1	0.78x	$1,764.9	0.63x
Commercial Solutions	289.5	1.06x	1,146.6	1.03x

Total	$818.6	0.86x	$2,911.5	0.75x

Our backlog as of March 31, 2023, was as follows (dollars in millions):

	2023	2022	Change
Including reimbursable out-of-pocket expenses:
Clinical Solutions	$8,977.5	$10,772.3	(16.7)%
Commercial Solutions - Deployment Solutions	855.6	861.8	(0.7)%

Total backlog	$9,833.1	$11,634.1	(15.5)%

Excluding reimbursable out-of-pocket expenses:
Clinical Solutions	$5,924.0	$6,977.5	(15.1)%
Commercial Solutions - Deployment Solutions	679.8	688.8	(1.3)%

Total backlog	$6,603.8	$7,666.3	(13.9)%

Liquidity and Capital Management Update

Cash flows provided by operating activities were $30.4 million during the three months ended March 31, 2023.

During the three months ended March 31, 2023, long-term debt remained relatively unchanged. In March 2023, the Company entered into interest rate swaps with multiple counterparties. The interest rate swaps had an initial aggregate notional value of $650.0 million, an effective date of March 31, 2023, and will expire on March 31, 2026.

During the three months ended March 31, 2023, the Company did not repurchase any shares of common stock and, as of May 10, 2023, has $350.0 million of remaining share repurchase authorization available through December 31, 2024.

Cancellation of Earnings Call

In a separate press release issued today, Syneos Health announced that it had entered into a definitive agreement pursuant to which a group of private equity firms comprised of Elliott Investment Management, Patient Square Capital and Veritas Capital have agreed to acquire all of the outstanding shares of Syneos Health (the “Merger”). Considering today’s announcement and the pending transaction, Syneos Health will no longer be hosting its previously scheduled conference call to discuss first quarter 2023 financial results.

About Syneos Health

Syneos Health® (Nasdaq:SYNH) is a leading fully integrated biopharmaceutical solutions organization built to accelerate customer success. We translate unique clinical, medical affairs and commercial insights into outcomes to address modern market realities.

We bring together a talented team of professionals, who work across more than 110 countries, with a deep understanding of patient and physician behaviors and market dynamics. Together we share insights, use the latest technologies and apply advanced business practices to speed our customers’ delivery of important therapies to patients.

Syneos Health supports a diverse, equitable and inclusive culture that cares for colleagues, customers, patients, communities and the environment.

To learn more about how we are Shortening the distance from lab to life®, visit syneoshealth.com or subscribe to our podcast.

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding inflation, rising interest rates, and other macroeconomic trends on our business, financial results and financial condition, expected interest rates, anticipated financial results, our sales pipeline, existing backlog and expectations of net awards, including expectations regarding lower net new business awards, delays in backlog conversion, and customer delays in its FSP business within Clinical Solutions, expected non-GAAP tax rate, trends in reimbursable out-of-pocket expenses, benefits of recent acquisitions, restructuring initiatives including Project Velocity, capital management strategies, and plans for capital deployment. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, but are not limited to: risks related to the proposed Merger, including that the Merger may not be consummated at all or in the anticipated timeframe; the potential for securities class action and derivative lawsuits and other legal or regulatory proceedings in connection with the Merger; restrictions on our business during the pendency of the Merger that could affect our ability to pursue business opportunities or strategic transactions; uncertainties relating to the pendency of the Merger relating to our relationships with our employees and third-party business partners; our ability to obtain stockholder approval required to consummate the Merger; conditions to closing the Merger may not be satisfied; the Merger may involve unexpected costs, liabilities or delays; the effect of the announcement of the Merger on our ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business, or on our operating results and business generally; our business may suffer as a result of uncertainty surrounding the Merger and disruption of management’s attention due to the Merger; the outcome of any legal proceedings related to the Merger; our potential failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope, or failure to go to contract of our business awards; our potential failure to convert backlog to revenue; fluctuations in our operating results and effective income tax rate; risks associated with the ongoing COVID-19 pandemic; concentration of our customers or therapeutic areas; our potential failure to successfully increase our market share, grow our business, and execute our growth strategies; the impact of potentially underpricing our contracts, overrunning our cost estimates, or failing to receive approval for or experiencing delays with documentation of change orders; cyber-security and other risks associated with our information systems infrastructure; changes and costs of compliance with regulations related to data privacy; the risks associated with doing business internationally, including risks related to the war in Ukraine; challenges by tax authorities of our intercompany transfer pricing policies; our ability to effectively upgrade our information systems; failure to meet objectives of internal business transformation initiatives and dependence on third parties for outsourcing; our failure to perform our services in accordance with contractual requirements, regulatory standards, and ethical considerations; risks related to the management of clinical trials; the need to hire, develop, and retain key personnel; the impact of unfavorable economic conditions, including the uncertain international economic environment and changes in foreign currency exchange rates; our ability to protect our intellectual property; risks related to our acquisition strategy, including our ability to realize synergies; risks related to stockholder activism; our relationships with customers who are in competition with each other; any failure to realize the full value of our goodwill and intangible assets; our compliance with anti-corruption and anti-bribery laws; our dependence on third parties; potential employment liability; the increasing focus on environmental sustainability and social initiatives and impacts on our operations from climate change; our ability to utilize net operating loss carryforwards and other tax attributes; downgrades of our credit ratings; competition in the biopharmaceutical services industry; outsourcing trends and changes in aggregate spending and research and development budgets; the impact of, including changes in, government regulations and healthcare reform; intense competition faced by our customers from lower cost generic products and other competing products; our ability to keep pace with rapid technological change; the cost of and our ability to service our substantial indebtedness; and other risks related to ownership of our common stock and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as updated by the Company’s other SEC filings, copies of which are available free of charge on the Company’s website at investor.syneoshealth.com. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Additional Information and Where to Find it

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. The proposed transaction will be submitted to the stockholders of Syneos Health for their consideration and approval. In connection with the proposed transaction, Syneos Health will file a preliminary proxy statement with the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of Syneos Health. Before making any voting decision, Syneos Health stockholders are urged to read the proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement, if any, because they will contain important information about the proposed transaction and the parties to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Syneos Health with the SEC.

Syneos Health investors and stockholders may obtain a free copy of the proxy statement and documents filed by Syneos Health with the SEC at the SEC’s website at www.sec.gov. In addition, Syneos Health investors and stockholders may obtain a free copy of Syneos Health’s filings with the SEC from Syneos Health’s website at investor.syneoshealth.com or by directing a request by mail to 1030 Sync Street, Morrisville, NC 27560 or telephone to +1 (919) 876-9300.

Participants in the Solicitation

Syneos Health and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Syneos Health in respect of the proposed transactions contemplated by the proxy statement. Information regarding Syneos Health’s directors and executive officers is contained in Syneos Health’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on May 1, 2023 (the “Form 10-K/A”), and in the proxy statement for Syneos Health’s 2022 annual meeting of stockholders on Schedule 14A, filed with the SEC on April 12, 2022. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Syneos Health in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC, free copies of which may be obtained as described in the preceding paragraph. To the extent holdings of Syneos Health’s securities by Syneos Health’s directors and executive officers change from the amounts set forth in the Form 10-K/A or in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Use of Non-GAAP Financial Measures and Operating Metrics

In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain non-GAAP financial measures, including adjusted net income (including adjusted diluted earnings per share), EBITDA, adjusted EBITDA, and non-GAAP effective income tax rate. We also present revenue growth in constant currency. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues. Constant currency segment revenue growth is defined as revenue for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s financial performance that excludes or includes amounts from the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company.

The Company defines adjusted net income (including adjusted diluted earnings per share) as net income (including diluted earnings per share) excluding acquisition-related amortization; restructuring and other costs; transaction, integration-related, and other expenses; share-based compensation expense; other income (expense), net; and the income tax effect of the above adjustments.

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company defines adjusted EBITDA as EBITDA, further adjusted to exclude expenses and transactions that the Company believes are not representative of its core operations, namely: restructuring and other costs; transaction, integration-related, and other expenses; share-based compensation expense; and other income (expense), net. The Company presents EBITDA and adjusted EBITDA because it believes they are useful metrics for investors as they are commonly used by investors, analysts and debt holders to measure the Company’s ability to fund capital expenditures and meet working capital requirements.

Each of the non-GAAP measures noted above are used by management and the Board to evaluate the Company’s core operating results because they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business. Adjusted net income (including adjusted diluted earnings per share) and adjusted EBITDA are used by management and the Board to assess the performance of the Company’s business.

Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Also, other companies might calculate these measures differently. Investors are encouraged to review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables.

We also present certain key operating metrics excluding reimbursable out-of-pocket expenses, due to our expectations that reimbursable out-of-pocket expenses as a percentage of revenue will remain lower relative to pre-pandemic levels. Specifically, Clinical Solutions book-to-bill ratio excluding reimbursable out-of-pocket expenses, represents Clinical Solutions net new business awards, excluding reimbursable out-of-pocket expenses, divided by Clinical Solutions revenue, excluding reimbursable out-of-pocket expenses, in each case for the respective period. Commercial Solutions book-to-bill ratio excluding reimbursable out-of-pocket expenses, represents Commercial Solutions net new business awards, excluding reimbursable out-of-pocket expenses, divided by Commercial Solutions revenue, excluding reimbursable out-of-pocket expenses, in each case for the respective period. Segment operating metrics such as backlog, net new business awards and book-to-bill ratio are not necessarily indicative of future financial results and are subject to change due to cancellations, changes in project scope or delays.

Investor Relations Contact: Ronnie Speight Senior Vice President, Investor Relations Phone: +1 919 745 2745 Email: Investor.Relations@syneoshealth.com	Press/Media Contact: Gary Gatyas Executive Director, External Communications Phone: +1 908 763 3428 Email: gary.gatyas@syneoshealth.com

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$1,356,800	$1,336,253
Costs and operating expenses:
Direct costs (exclusive of depreciation and amortization)	1,088,549	1,044,432
Selling, general, and administrative expenses	161,517	140,166
Restructuring and other costs	84,687	15,557
Depreciation	23,173	20,579
Amortization	38,414	41,623

Total operating expenses	1,396,340	1,262,357

(Loss) income from operations	(39,540)	73,896
Total other expense, net:
Interest expense, net	26,259	15,762
Other expense, net	9,363	4,642

Total other expense, net	35,622	20,404

(Loss) income before provision for income taxes	(75,162)	53,492
Income tax (benefit) expense	(3,013)	7,316

Net (loss) income	$(72,149)	$46,176

(Loss) earnings per share:
Basic	$(0.70)	$0.45
Diluted	$(0.70)	$0.44
Weighted average common shares outstanding:
Basic	103,326	103,665
Diluted	103,326	104,410

Syneos Health, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$111,055	$112,004
Accounts receivable and unbilled services, net	1,650,903	1,645,162
Prepaid expenses and other current assets	184,320	186,770

Total current assets	1,946,278	1,943,936
Property and equipment, net	245,672	264,295
Operating lease right-of-use assets	110,947	172,794
Goodwill	4,907,070	4,897,518
Intangible assets, net	644,843	680,863
Deferred income tax assets	48,183	50,677
Other long-term assets	195,783	189,135

Total assets	$8,098,776	$8,199,218

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145,967	$118,621
Accrued expenses	618,091	614,200
Deferred revenue	859,381	923,875
Current portion of operating lease obligations	42,718	43,984
Current portion of finance lease obligations	21,743	24,011

Total current liabilities	1,687,900	1,724,691
Long-term debt	2,611,580	2,611,166
Operating lease long-term obligations	165,554	175,568
Finance lease long-term obligations	38,421	44,124
Deferred income tax liabilities	74,903	92,155
Other long-term liabilities	65,947	56,513

Total liabilities	4,644,305	4,704,217

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value; 30,000 shares authorized, 0 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 600,000 shares authorized, 103,641 and 102,911 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	1,036	1,029
Additional paid-in capital	3,482,614	3,460,152
Accumulated other comprehensive loss, net of taxes	(124,724)	(133,874)
Retained earnings	95,545	167,694

Total shareholders’ equity	3,454,471	3,495,001

Total liabilities and shareholders’ equity	$8,098,776	$8,199,218

Syneos Health, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(72,149)	$46,176
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	61,587	62,202
Share-based compensation	18,692	17,333
Provision for (recovery from) doubtful accounts	374	(108)
(Benefit from) provision for deferred income taxes	(12,052)	1,000
Foreign currency transaction adjustments	4,898	434
Other non-cash items	17,748	(1,945)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, unbilled services, and deferred revenue	(66,855)	(49,905)
Accounts payable and accrued expenses	33,825	39,650
Operating lease assets and liabilities	51,085	(1,752)
Other assets and liabilities	(6,729)	(42,198)

Net cash provided by operating activities	30,424	70,887
Cash flows from investing activities:
Payments related to acquisitions of businesses, net of cash acquired	—	(1,727)
Purchases of property and equipment	(27,509)	(23,474)
Investments in unconsolidated affiliates	(113)	(296)

Net cash used in investing activities	(27,622)	(25,497)
Cash flows from financing activities:
Proceeds from revolving line of credit	55,000	130,000
Repayments of revolving line of credit	(55,000)	—
Payments of finance leases	(3,671)	(2,193)
Payments for repurchases of common stock	—	(149,961)
Proceeds from exercises of stock options	11,962	11,483
Payments related to tax withholdings for share-based compensation	(8,092)	(25,901)

Net cash provided by (used in) financing activities	199	(36,572)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3,950)	3,858

Net change in cash, cash equivalents, and restricted cash	(949)	12,676
Cash, cash equivalents, and restricted cash - beginning of period	112,004	106,475

Cash, cash equivalents, and restricted cash - end of period	$111,055	$119,151

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2023	2022
EBITDA and adjusted EBITDA:
Net (loss) income, as reported	$(72,149)	$46,176
Interest expense, net	26,259	15,762
Income tax (benefit) expense	(3,013)	7,316
Depreciation	23,173	20,579
Amortization (a)	38,414	41,623

EBITDA	12,684	131,456

Restructuring and other costs (b)	84,687	15,557
Transaction, integration-related, and other expenses (c)	25,702	4,639
Share-based compensation (d)	18,692	17,333
Other expense, net (e)	9,363	4,642

Adjusted EBITDA	$151,128	$173,627

Syneos Health, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Adjusted net income:
Net (loss) income, as reported	$(72,149)	$46,176
Amortization (a)	38,414	41,623
Restructuring and other costs (b)	84,687	15,557
Transaction, integration-related, and other expenses (c)	25,702	4,639
Share-based compensation (d)	18,692	17,333
Other expense, net (e)	9,363	4,642
Income tax adjustment to normalized rate (f)	(26,912)	(24,946)

Adjusted net income	$77,797	$105,024

Diluted weighted average common shares outstanding:
Diluted weighted average common shares outstanding, as reported	103,326	104,410
Effect of certain securities considered anti-dilutive under GAAP	438	—

Diluted weighted average common shares outstanding	103,764	104,410

Adjusted diluted earnings per share	$0.75	$1.01

a.

Represents the amortization of intangible assets associated with acquired backlog, customer relationships, trade names and trademarks, intellectual property, patient communities, and acquired technologies.

b.

Restructuring and other costs consist primarily of termination costs associated with abandonment and closure of redundant facilities and other lease-related charges and severance costs associated with reduction/optimization of our workforce as part of our business transformation initiatives including Project Velocity.

c.

Represents fees associated with acquisitions, debt placement and refinancings, and other corporate costs that management believes are not representative of our operating performance, including one-time costs associated with our business transformation initiatives including Project Velocity, implementation costs associated with a new enterprise resource planning system, and incremental costs resulting from the war in Ukraine.

d.	Represents non-cash share-based compensation expense related to awards granted under equity incentive plans.
e.	Other expense, net is comprised primarily of foreign currency exchange gains and losses, and other gains and losses related to investments.
f.

Represents the income tax effect of the non-GAAP adjustments made to arrive at adjusted net income using an estimated effective tax rate of approximately 23.5% for the three months ended March 31, 2023 and March 31, 2022. These rates have been adjusted to exclude tax impacts related to valuation allowances recorded against deferred tax assets.